Exhibit 99.1

Media Contact	April 27, 2017
Casey Lassiter, 205 641-1118	For Immediate Release
casey.lassiter@healthsouth.com

Investor Relations Contact
Crissy Carlisle, 205 970-5860
crissy.carlisle@healthsouth.com
HealthSouth Reports Strong Revenue and Earnings Growth
for First Quarter 2017 and Reiterates Full-Year 2017 Guidance
BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS), one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services, today reported its results of operations for the first quarter ended March 31, 2017.
“We were pleased with the first quarter results which were driven by solid operating performance in both segments,” said Mark Tarr, President and Chief Executive Officer of HealthSouth. “We continue to execute on our strategic priorities including communicating the HealthSouth value proposition to patients, caregivers, referral sources, and payors, discussing risk sharing strategies with acute care hospitals, launching our TeamWorks initiative designed to extrapolate clinical collaboration best practices across all our overlap markets, and using data analytics to improve patient outcomes. In addition, a robust development pipeline in both segments accompanies it all.”
Consolidated Results

			Growth
	Q1 2017	Q1 2016	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$974.8	$909.8	$65.0	7.1%
Income from continuing operations attributable to HealthSouth per diluted share	0.70	0.61	0.09	14.8%
Adjusted earnings per share	0.70	0.61	0.09	14.8%
Cash flows provided by operating activities	180.8	169.6	11.2	6.6%
Adjusted EBITDA	200.8	192.1	8.7	4.5%
Adjusted free cash flow	147.5	139.4	8.1	5.8%
Revenue growth was driven by pricing and volume growth in the inpatient rehabilitation segment and volume growth in the home health and hospice segment.
The increase in income from continuing operations attributable to HealthSouth per diluted share and adjusted earnings per share resulted primarily from increased Adjusted EBITDA. Both earnings per share amounts also included the impact of a lower effective tax rate year over year, higher stock-based compensation expense, lower interest expense resulting from the redemptions of the Company's 7.75% Senior Notes due 2022 in 2016, higher depreciation and amortization due to acquisitions and capital investments, and a lower share count resulting from share repurchases. The Company benefited from a lower tax rate due to windfall tax benefits from vesting of share-based compensation and certain federal and state income tax settlements.
Growth in cash flows provided by operating activities, Adjusted EBITDA, and adjusted free cash flow resulted primarily from revenue growth.

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Exhibit 99.1

See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
Inpatient Rehabilitation Segment Results

			Growth
	Q1 2017	Q1 2016	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$766.2	$719.4	$46.8	6.5%
Outpatient and other	26.3	29.8	(3.5)	(11.7)%
Total segment revenue	$792.5	$749.2	$43.3	5.8%

	(Actual Amounts)
Discharges	42,259	41,098	1,161	2.8%
Same-store discharge growth				1.6%
Net patient revenue per discharge	$18,131	$17,505	$626	3.6%

	(In Millions)
Adjusted EBITDA	$205.4	$196.9	$8.5	4.3%

•
Revenue - Revenue growth resulted from an increase in net patient revenue per discharge and volume growth. Growth in net patient revenue per discharge resulted primarily from patient mix (higher percentage of stroke and neurological patients). Same-store discharge growth of 2.8% in the first quarter of 2016 included approximately 80 to 100 basis points due to leap year. Discharge growth from new stores resulted from the Company's joint ventures in Hot Springs, Arkansas (February 2016), Bryan, Texas (August 2016), and Broken Arrow, Oklahoma (August 2016), as well as a wholly owned hospital in Modesto, California (October 2016).

The decrease in outpatient and other revenues was primarily due to the closure of six outpatient programs in the latter half of 2016.

•
Adjusted EBITDA - The increase in Adjusted EBITDA for the inpatient rehabilitation segment resulted primarily from revenue growth. Salaries and benefits increased as a percent of net operating revenues primarily due to an increase in full-time equivalents. Full-time equivalents increased as a result of staffing increases at the former Reliant hospitals since their acquisition on October 1, 2015, a planned investment in additional clinical staff due to increased regulatory reporting requirements, and new stores. Hospital operating expenses as a percent of net operating revenues decreased 10 basis points year over year. Bad debt expense as a percent of net operating revenues decreased from 2.1% in the first quarter of 2016 to 1.9% in the first quarter of 2017 due primarily to the resolution of the administrative payment delays that impacted 2016 collections.

2

Home Health and Hospice Segment Results

			Growth
	Q1 2017	Q1 2016	Dollars	Percent
Net operating revenues:	(In Millions)
Home health	$165.3	$150.9	$14.4	9.5%
Hospice and other	17.0	9.7	7.3	75.3%
Total segment revenue	$182.3	$160.6	$21.7	13.5%

	(Actual Amounts)
Admissions	30,810	25,763	5,047	19.6%
Same-store admissions growth				13.9%
Episodes	49,260	43,844	5,416	12.4%
Same-store episode growth				8.4%
Revenue per episode	$2,991	$3,035	$(44)	(1.4)%

	(In Millions)
Adjusted EBITDA	$23.9	$22.6	$1.3	5.8%

•	Revenue - Revenue growth resulted from strong same-store and new-store volume growth.
The decrease in revenue per episode resulted from Medicare reimbursement rate cuts partially offset by changes in patient mix (including a higher percentage of therapy patients).

•
Adjusted EBITDA - Growth in Adjusted EBITDA resulted primarily from revenue growth. Adjusted EBITDA for the segment was impacted by higher cost per visit (driven by an increased percentage of therapy patients) and salary and benefit cost increases.

Repurchases of Common Stock
During the first quarter of 2017, the Company repurchased 458,578 shares of its common stock for $18.1 million in the open market. As of March 31, 2017, the Company had a remaining repurchase authorization of approximately $78 million.
2017 Guidance
Based on its results for the first quarter of 2017 and its current expectations for the remainder of 2017, the Company is reiterating its full-year guidance ranges.

Full-Year 2017 Guidance Ranges
(In Millions, Except Per Share Data)
Net operating revenues	$3,850 to $3,950
Adjusted EBITDA	$800 to $820
Adjusted earnings per share from continuing operations attributable to HealthSouth	$2.61 to $2.73
“In March 2017, we received a favorable ruling from the Internal Revenue Service related to our request for a tax accounting method change for billings denied under pre-payment claims reviews,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of HealthSouth. “As a result of this favorable ruling, we replenished our gross federal net operating loss by approximately $130 million, which resulted in approximately $54 million of additional tax benefits. These additional benefits allowed us to decrease our estimate of cash tax payments for 2017 and increase our adjusted free cash flow estimates for full-year 2017 to a range of $305 to $395 million.”
For additional considerations regarding the Company's 2017 guidance ranges, see the supplemental information posted on the Company's website at http://investor.healthsouth.com. See also the “Other Information” section below for an explanation of

3

why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Earnings Conference Call and Webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Friday, April 28, 2017 to discuss its results for the first quarter of 2017. For reference during the call, the Company will post certain supplemental information at
http://investor.healthsouth.com.
The conference call may be accessed by dialing 877 587-6761 and giving the pass code 91259573. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
An on-line replay of the conference call will be available after the live broadcast at http://investor.healthsouth.com.
About HealthSouth
HealthSouth is one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services in 36 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. HealthSouth can be found on the Web at www.healthsouth.com.
Other Information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (the “March 2017 Form 10-Q”), when filed, as well as the Company's Current Report on Form 8-K filed on April 27, 2017 (the “Q1 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at
http://investor.healthsouth.com for reference during its April 28, 2017 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below or in the Q1 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q1 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operations. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2017 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:

•	Provision for doubtful accounts - estimate of 1.8% to 2.0% of net operating revenues

•	Interest expense and amortization of debt discounts and fees - estimate of $165 million to $175 million

•	Amortization of debt-related items - approximately $15 million
The Q1 Earnings Form 8-K and, when filed, the March 2017 Form 10-Q can be found on the Company's website at
http://investor.healthsouth.com and the SEC's website at www.sec.gov.

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HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In Millions)
Net operating revenues	$974.8	$909.8
Less: Provision for doubtful accounts	(16.4)	(16.5)
Net operating revenues less provision for doubtful accounts	958.4	893.3
Operating expenses:
Salaries and benefits	530.1	486.1
Other operating expenses	129.1	119.2
Occupancy costs	17.9	18.0
Supplies	37.0	35.0
General and administrative expenses	36.5	31.9
Depreciation and amortization	45.2	42.4
Professional fees—accounting, tax, and legal	—	0.2
Total operating expenses	795.8	732.8
Loss on early extinguishment of debt	—	2.4
Interest expense and amortization of debt discounts and fees	41.3	44.6
Other income	(1.0)	(0.6)
Equity in net income of nonconsolidated affiliates	(2.1)	(2.4)
Income from continuing operations before income tax expense	124.4	116.5
Provision for income tax expense	39.7	39.7
Income from continuing operations	84.7	76.8
Loss from discontinued operations, net of tax	(0.3)	(0.1)
Net income	84.4	76.7
Less: Net income attributable to noncontrolling interests	(17.6)	(18.7)
Net income attributable to HealthSouth	$66.8	$58.0

(Continued)	5

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (Continued)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In Millions, Except Per Share Data)
Weighted average common shares outstanding:
Basic	88.8	89.5
Diluted	99.0	99.4

Earnings per common share:
Basic earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.75	$0.65
Discontinued operations	—	—
Net income	$0.75	$0.65
Diluted earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.70	$0.61
Discontinued operations	—	—
Net income	$0.70	$0.61

Cash dividends per common share	$0.24	$0.23

Amounts attributable to HealthSouth common shareholders:
Income from continuing operations	$67.1	$58.1
Loss from discontinued operations, net of tax	(0.3)	(0.1)
Net income attributable to HealthSouth	$66.8	$58.0

6

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2017	December 31, 2016
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$61.2	$40.5
Accounts receivable, net of allowance for doubtful accounts of $55.6 in 2017; $53.9 in 2016	438.0	443.8
Other current assets	183.1	170.2
Total current assets	682.3	654.5
Property and equipment, net	1,406.1	1,391.8
Goodwill	1,931.4	1,927.2
Intangible assets, net	404.4	411.3
Deferred income tax assets	35.3	75.8
Other long-term assets	244.3	221.3
Total assets	$4,703.8	$4,681.9
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$37.9	$37.1
Accounts payable	68.9	68.3
Accrued expenses and other current liabilities	380.5	370.2
Total current liabilities	487.3	475.6
Long-term debt, net of current portion	2,915.5	2,979.3
Other long-term liabilities	168.5	160.0
	3,571.3	3,614.9
Commitments and contingencies
Redeemable noncontrolling interests	153.4	138.3
Shareholders’ equity:
HealthSouth shareholders’ equity	779.7	735.9
Noncontrolling interests	199.4	192.8
Total shareholders’ equity	979.1	928.7
Total liabilities and shareholders’ equity	$4,703.8	$4,681.9

7

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In Millions)
Cash flows from operating activities:
Net income	$84.4	$76.7
Loss from discontinued operations, net of tax	0.3	0.1
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for doubtful accounts	16.4	16.5
Depreciation and amortization	45.2	42.4
Equity in net income of nonconsolidated affiliates	(2.1)	(2.4)
Distributions from nonconsolidated affiliates	2.1	1.7
Stock-based compensation	8.0	4.5
Deferred tax expense	49.0	34.7
Other, net	2.5	5.9
Change in assets and liabilities, net of acquisitions—
Accounts receivable	(20.0)	(45.7)
Other assets	(16.4)	1.8
Accounts payable	(1.7)	0.6
Accrued payroll	(3.0)	30.8
Other liabilities	16.5	4.1
Premium paid on redemption of bonds	—	(1.9)
Net cash used in operating activities of discontinued operations	(0.4)	(0.2)
Total adjustments	96.1	92.8
Net cash provided by operating activities	180.8	169.6

(Continued)	8

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In Millions)
Cash flows from investing activities:
Purchases of property and equipment	(41.2)	(31.4)
Additions to capitalized software costs	(3.6)	(7.7)
Acquisitions of businesses, net of cash acquired	(16.4)	—
Net change in restricted cash	(4.7)	(3.2)
Other, net	12.1	2.8
Net cash used in investing activities	(53.8)	(39.5)
Cash flows from financing activities:
Principal payments on debt, including pre-payments	(6.4)	(56.3)
Borrowings on revolving credit facility	55.0	60.0
Payments on revolving credit facility	(122.0)	(60.0)
Repurchases of common stock, including fees and expenses	(18.1)	(12.9)
Dividends paid on common stock	(22.2)	(21.3)
Proceeds from exercising stock warrants	26.6	—
Distributions paid to noncontrolling interests of consolidated affiliates	(11.5)	(15.6)
Taxes paid on behalf of employees for shares withheld	(6.9)	(9.9)
Other, net	(0.8)	(2.5)
Net cash used in financing activities	(106.3)	(118.5)
Increase in cash and cash equivalents	20.7	11.6
Cash and cash equivalents at beginning of period	40.5	61.6
Cash and cash equivalents at end of period	$61.2	$73.2

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	QTD
	Q1 2017	Q1 2016
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$200.8	$192.1
Interest expense and amortization of debt discounts and fees	(41.3)	(44.6)
Depreciation and amortization	(45.2)	(42.4)
Stock-based compensation expense	(8.0)	(4.5)
Noncash gain (loss) on disposal or impairment of assets	0.5	(0.2)
	106.8	100.4
Certain items non-indicative of ongoing operations:
Loss on early extinguishment of debt	—	(2.4)
Professional fees—accounting, tax, and legal	—	(0.2)
Pre-tax income	106.8	97.8
Income tax expense (1)	(39.7)	(39.7)
Income from continuing operations (2)	$67.1	$58.1

Basic shares	88.8	89.5
Diluted shares	99.0	99.4

Basic earnings per share (2)	$0.75	$0.65
Diluted earnings per share (2)	$0.70	$0.61

(1)	Current income tax (benefit) expense for the three months ended March 31, 2017 and 2016 was $(9.3) million and $5.0 million, respectively.

(2)	Income from continuing operations attributable to HealthSouth.

10

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q1
	2017	2016

Earnings per share, as reported	$0.70	$0.61
Adjustments, net of tax:
Mark-to-market adjustments for stock appreciation rights	0.02	(0.01)
Income tax adjustments(1) and settlements	(0.03)	—
Loss on early extinguishment of debt	—	0.01
Adjusted earnings per share(2)	$0.70	$0.61

(1)
New guidance in ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting,” requires entities to record all of the tax effects related to share-based payments at settlement (or expiration) through the income statement. Historically, HealthSouth recorded such tax effects to equity.

(2)	Adjusted EPS may not sum due to rounding.

11

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended March 31, 2017
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Appreciation Rights	Income Tax Adjustments(1) and Settlements	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(2)	$200.8	$—	$—	$200.8
Depreciation and amortization	(45.2)	—	—	(45.2)
Interest expense and amortization of debt discounts and fees	(41.3)	—	—	(41.3)
Stock-based compensation	(8.0)	3.3	—	(4.7)
Loss on disposal or impairment of assets	0.5	—	—	0.5
Income from continuing operations before income tax expense	106.8	3.3	—	110.1
Provision for income tax expense	(39.7)	(1.3)	(2.6)	(43.6)
Income from continuing operations attributable to HealthSouth	$67.1	$2.0	$(2.6)	$66.5
Add: Interest on convertible debt, net of tax	2.5			2.5
Numerator for diluted earnings per share	$69.6			$69.0

Diluted earnings per share from continuing operations(3)	$0.70	$0.02	$(0.03)	$0.70
Diluted shares used in calculation	99.0

(1)
New guidance in ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting,” requires entities to record all of the tax effects related to share-based payments at settlement (or expiration) through the income statement. Historically, HealthSouth recorded such tax effects to equity.

(2)	Reconciliation to GAAP provided on page 14

(3)	Adjusted EPS may not sum across due to rounding.

12

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended March 31, 2016
		Adjustments
	As Reported	Professional Fees—Accounting, Tax, & Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Loss on Early Extinguishment of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$192.1	$—	$—	$—	$192.1
Depreciation and amortization	(42.4)	—	—	—	(42.4)
Professional fees—accounting, tax, and legal	(0.2)	0.2	—	—	—
Loss on early extinguishment of debt	(2.4)	—	—	2.4	—
Interest expense and amortization of debt discounts and fees	(44.6)	—	—	—	(44.6)
Stock-based compensation	(4.5)	—	(2.4)	—	(6.9)
Loss on disposal or impairment of assets	(0.2)	—	—	—	(0.2)
Income from continuing operations before income tax expense	97.8	0.2	(2.4)	2.4	98.0
Provision for income tax expense	(39.7)	(0.1)	1.0	(1.0)	(39.8)
Income from continuing operations attributable to HealthSouth	$58.1	$0.1	$(1.4)	$1.4	$58.2
Add: Interest on convertible debt, net of tax	2.4				2.4
Numerator for diluted earnings per share	$60.5				$60.6

Diluted earnings per share from continuing operations(2)	$0.61	$—	$(0.01)	$0.01	$0.61
Diluted shares used in calculation	99.4

(1)	Reconciliation to GAAP provided on page 14

(2)	Adjusted EPS may not sum across due to rounding.

13

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended March 31,
	2017	2016
	(In Millions)
Net income	$84.4	$76.7
Loss from discontinued operations, net of tax, attributable to HealthSouth	0.3	0.1
Provision for income tax expense	39.7	39.7
Interest expense and amortization of debt discounts and fees	41.3	44.6
Professional fees—accounting, tax, and legal	—	0.2
Loss on early extinguishment of debt	—	2.4
Net noncash (gain) loss on disposal or impairment of assets	(0.5)	0.2
Depreciation and amortization	45.2	42.4
Stock-based compensation expense	8.0	4.5
Net income attributable to noncontrolling interests	(17.6)	(18.7)
Adjusted EBITDA	$200.8	$192.1
Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense

	Three Months Ended March 31,
	2017	2016
	In Millions
Total segment Adjusted EBITDA	$229.3	$219.5
General and administrative expenses	(36.5)	(31.9)
Depreciation and amortization	(45.2)	(42.4)
Gain (loss) on disposal or impairment of assets	0.5	(0.2)
Professional fees—accounting, tax, and legal	—	(0.2)
Loss on early extinguishment of debt	—	(2.4)
Interest expense and amortization of debt discounts and fees	(41.3)	(44.6)
Net income attributable to noncontrolling interests	17.6	18.7
Income from continuing operations before income tax expense	$124.4	$116.5

14

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,

	2017	2016
	(In Millions)
Net cash provided by operating activities	$180.8	$169.6
Provision for doubtful accounts	(16.4)	(16.5)
Professional fees—accounting, tax, and legal	—	0.2
Interest expense and amortization of debt discounts and fees	41.3	44.6
Equity in net income of nonconsolidated affiliates	2.1	2.4
Net income attributable to noncontrolling interests in continuing operations	(17.6)	(18.7)
Amortization of debt-related items	(3.5)	(3.4)
Distributions from nonconsolidated affiliates	(2.1)	(1.7)
Current portion of income tax (benefit) expense	(9.3)	5.0
Change in assets and liabilities	24.6	8.4
Net premium paid on bond transactions	—	1.9
Net cash used in operating activities of discontinued operations	0.4	0.2
Other	0.5	0.1
Consolidated Adjusted EBITDA	$200.8	$192.1

15

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended March 31,

	2017	2016
	(In Millions)
Net cash provided by operating activities	$180.8	$169.6
Impact of discontinued operations	0.4	0.2
Net cash provided by operating activities of continuing operations	181.2	169.8
Capital expenditures for maintenance	(22.2)	(17.7)
Distributions paid to noncontrolling interests of consolidated affiliates	(11.5)	(15.6)
Items non-indicative of ongoing operations:
Cash paid for professional fees—accounting, tax, and legal	—	0.2
Transaction costs and related assumed liabilities	—	0.8
Net premium on bond issuance/repayment	—	1.9
Adjusted free cash flow	$147.5	$139.4
For the three months ended March 31, 2017, net cash used in investing activities was $53.8 million and resulted primarily from capital expenditures and acquisitions of businesses. Net cash used in financing activities during the three months ended March 31, 2017 was $106.3 million and resulted primarily from net debt payments, cash dividends paid on comment stock, repurchases of common stock in the open market, and distributions paid to noncontrolling interests of consolidated affiliates offset by proceeds from the exercising of stock warrants.
For the three months ended March 31, 2016, net cash used in investing activities was $39.5 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended March 31, 2016 was $118.5 million and resulted primarily from the redemption of $50 million of 7.75% Senior Notes due 2022 in March 2016, cash dividends paid on common stock, and distributions paid to noncontrolling interests of consolidated affiliates.

16

HealthSouth Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to financial guidance and assumptions, balance sheet and cash flow plans, and anticipated acquisitions, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the price of HealthSouth's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending DOJ and HHS-OIG investigations and any matters related to yet undiscovered issues, if any, in acquired operations; HealthSouth's ability to attract and retain key management personnel, including as a part of executive management succession planning; any adverse effects on HealthSouth's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth's information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; HealthSouth's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in HealthSouth's ability to recover improperly denied claims through the administrative appeals process on a timely basis; HealthSouth's ability to adapt to changes in the healthcare delivery system, including involvement in coordinated care initiatives or programs that may arise with its referral sources; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any crisis resulting from uncertainty in the sovereign debt market; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10-K for the year ended December 31, 2016 and Form 10-Q for the quarter ended March 31, 2017, when filed.

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